Exhibit 99.1

Egalet Hires Paul Varki as Senior Vice President and General Counsel

Wayne, Penn. — November 16 , 2015 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on discovering, developing and commercializing innovative treatments for pain and other conditions, announced that Paul C. Varki, J.D., M.P.H, joins Egalet as senior vice president and general counsel effective immediately. Mr. Varki will report to Bob Radie, president and chief executive officer.

“We are excited to have Paul join our leadership team,” said Bob Radie, president and chief executive officer of Egalet. “His relevant legal, commercial, and regulatory experience will be invaluable as we continue to develop our Guardian™ Technology pipeline, commercialize our products and grow our business.”

Mr. Varki joins Egalet from GlaxoSmithKline (GSK) where he had been assistant general counsel since 2011, providing global legal support for research and development. Prior to that role he served as senior counsel for the vaccines business unit within North America and counsel for marketed products within the U.S. pharmaceuticals business. Before GSK Mr. Varki practiced food and drug law at a Washington, D.C. law firm, and served as regulatory counsel for the Food and Drug Administration (FDA) and the Center for Drug Evaluation and Research (CDER). He earned his J.D. from Temple University Law School, earned his master of public health (M.P.H.) from George Washington University School of Public Health and received his bachelor’s degree from the College of William and Mary.

About Egalet

Egalet, a fully integrated specialty pharmaceutical company, is focused on developing, manufacturing and commercializing innovative treatments for pain and other conditions. The Company has two approved products: OXAYDO™ (oxycodone HCI, USP) tablets for oral use only —CII and SPRIX® (ketorolac tromethamine) Nasal Spray. In addition, using Egalet’s proprietary Guardian™ Technology, the Company is developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. The lead programs, ARYMO®, formerly known as Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, are in late-stage clinical development for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate. Egalet’s Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles. Full additional information on Egalet, please visit egalet.com. For full prescribing information on SPRIX, please visit sprix.com and for OXAYDO please visit oxaydo.com. For full prescribing information on SPRIX, including the black box warning, please visit sprix.com. For full prescribing information on OXAYDO, please visit oxaydo.com.

Safe Harbor

Statements included in this press release (including but not limited to upcoming milestones) that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of Egalet’s clinical trials, including the timely recruitment of trial subjects and meeting the timelines therefor; Egalet’s ability to obtain regulatory approval of Egalet’s product candidates; Egalet’s ability to maintain the intellectual property position of Egalet’s products and product candidates; Egalet’s ability to identify and reliance upon qualified third parties to manufacture its products; Egalet’s ability to service its debt obligations; Egalet’s ability to find and hire qualified sales professionals; the receptivity in the marketplace and among physicians to Egalet’s products; the success of products which compete with Egalet’s that are or become available; general market conditions; and other risk factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: bcs@egalet.com
Tel: 917-432-9275